SOURCE: HUDSON VALLEY HOLDING CORP.

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	Stephen R. Brown President and CEO (914) 771-3073
Michael J. Indiveri Executive Vice President and CFO (914) 768-6834

HUDSON VALLEY HOLDING CORP. ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND 12 MONTHS OF 2013

— Bank exceeds loan growth targets while reducing operating expenses and continuing to improve asset quality—

— Cash dividend of $0.06 cents per share declared —

YONKERS, N.Y. – January 27, 2014 – Hudson Valley Holding Corp. (NYSE: HVB) reported fourth quarter and 12 month results for 2013 including growth of the Bank’s loan and securities portfolios and core deposits, lower recurring operating expenses and continued improvement in asset quality.

“We are pleased with the progress we made on many fronts during 2013. We added very talented members to our management team, took definitive steps to grow and diversify our loan portfolio and we have fully resolved issues raised in 2012 by the Office of the Comptroller of the Currency with their lifting of the Formal Written Agreement in October, 2013,” stated Stephen R. Brown, President and Chief Executive Officer. “We now turn our full attention to increasing profitability through continued growth and diversification of our loan portfolio utilizing our experienced management team, our ample capital, our stable low cost deposits and our strengthened infrastructure,” Brown added.

The parent Company of Hudson Valley Bank reported a loss of $8.5 million, or $0.43 per diluted share, in the fourth quarter of 2013. Profitability was reduced by an $11.1 million after tax, or $0.55 per diluted share goodwill impairment charge and a $0.7 million after tax loss, or $0.04 per diluted share, other than temporary impairment charge on the Company’s $10 million portfolio of collateralized debt obligation bank issued trust preferred securities. The Company earned $3.1 million, or $0.16 per diluted share, in the fourth quarter of 2012.

The following table details the Company’s net income and diluted earnings per common share and the effect of the goodwill impairment and other-than-temporary impairment charge.

	Three Months Ended		Year Ended
	December 31, 2013		December 31, 2013
		Diluted Earnings Per		Diluted Earnings Per
	Dollars in thousands	Common Share	Dollars in thousands	Common Share
Net income before goodwill impairment and other-than-temporary-impairment loss	$3,329	$0.16	$12,962	$0.65
Goodwill impairment, net of tax	(11,106)	(0.55)	(11,106)	(0.56)
Other-than-temporary-impairment loss, net of tax	(726)	(0.04)	(726)	(0.03)
Net (loss) income, as reported	$(8,503)	$(0.43)	$1,130	$0.06

“While actively addressing the asset management business’ recent performance, we will not be distracted from executing our strategy for efficiently growing the size and diversity of our Bank’s loan and security portfolios with high-quality earning assets,” President and Chief Executive Officer Stephen R. Brown said. “The actions taken in 2013 to deploy liquidity enabled the Company to reduce the rate of net interest margin compression, while our remaining liquidity and strong deposit franchise position us to take advantage of rising rates. More important, though, are the lasting structural and cultural changes we’ve made in our business to drive long-term value for our customers and shareholders.”

Liquidity Deployment

The success of Hudson Valley’s liquidity deployment strategy lowered cash to $699.4 million at December 31, 2013, a 15.5% reduction from $827.5 million at December 31, 2012.

Loan originations and loan purchases of $402 million exceeded the Company’s full-year target growth of 10% or $200 million. The Bank also purchased $296 million in investment securities in 2013, offsetting securities portfolio run-off by more than $93 million. Loan originations of $94 million in the fourth quarter reflect the Company’s focus on increasing value through organic growth and decreasing reliance on purchased assets to deploy liquidity.

Summary of Earning Asset Balances (Excludes Loans Held for Sale)
		Full	Fourth	Third	Second	First
	(Dollars in thousands)	Year	Quarter	Quarter	Quarter	Quarter
		2013	2013	2013	2013	2013
-	-
Starting loans, gross		$1,469,783	$1,576,779	$1,480,373	$1,414,986	$1,469,783
	Loan originations	259,105	94,247	64,195	75,933	24,730
	Loan purchases	142,860	28,063	78,474	36,323	—
	Payoffs, paydowns and other		changes	(240,958)	(68,299)	(46,263)	(46,869)	(79,527)
	Increase (decrease) in gross loans	161,007	54,011	96,406	65,387	(54,797)
Ending loans, gross		$1,630,790	$1,630,790	$1,576,779	$1,480,373	$1,414,986

Starting Securities		$455,295	$536,339	$530,704	$483,792	$455,295
	Securities purchases	295,550	42,251	42,923	110,137	100,239
	Paydowns, maturities and other		changes	(202,409)	(30,154)	(37,288)	(63,225)	(71,742)
	Increase in securities	93,141	12,097	5,635	46,912	28,497
Ending securities		$548,436	$548,436	$536,339	$530,704	$483,792

Hudson Valley continues to focus capital and investment on developing new middle market, small business and other lending products to successfully grow and diversify its loan portfolio beyond its traditional strength in commercial real estate (CRE). Brown said “Our asset-based lending team has hit the ground running and we are already seeing results from this investment.”

While the Company continues to expand its portfolio of earning assets, the prolonged low interest rate environment continues to negatively affect the yield on interest-earning assets. The yield on interest-earning assets averaged 3.14 percent in the fourth quarter of 2013, compared to 3.19 percent in the linked quarter and 3.50 percent in the fourth quarter of 2012. Even with its excess cash position, Hudson Valley’s net interest margin was 2.95 percent in the fourth quarter of 2013, compared to 2.99 percent in the linked quarter and 3.28 percent in the fourth quarter of 2012.

The Company maintained its historically low average cost of deposits at 0.18 percent in the fourth quarter of 2013, unchanged from the linked quarter and 3 basis points below the fourth quarter of 2012.

The year ending December 31, 2013 saw continued growth of Hudson Valley’s low-cost core deposit base, which represented 97 percent of total deposits at year end. Core deposits, which exclude time deposits greater than $100,000, totaled $2.5 billion at December 31, 2013, representing an increase of $126.3 million over the core deposit balance at December 31, 2012.

Non-Interest Income and Non-Interest Expense

Total non-interest income was $2.6 million in the fourth quarter of 2013, compared to $4.2 million in the linked quarter and $4.3 million in the fourth quarter of 2012. Hudson Valley’s service charge revenue was $1.2 million in the fourth quarter of 2013, compared to $1.4 million in both the linked quarter and the fourth quarter of 2012. The fourth quarter of 2013 included the $1.2 million other-than-temporary impairment charge related to management’s intent to sell the trust preferred collateralized debt obligations. Hudson Valley’s investment management fees remained relatively stable at about $1.9 million in the fourth quarter of 2013, unchanged from the linked quarter and a decrease from $2.2 million in the fourth quarter of 2012.

Non-interest expense for 2013 included approximately $1.3 million of non-recurring fees and expenses incurred to fully address matters raised by the Office of the Comptroller of the Currency in the previously disclosed Formal Written Agreement, which was lifted in October. Excluding the $18.7 million pre-tax impact of the goodwill impairment and the $1.3 million write-off associated with the branch consolidations, and the above mentioned non-recurring fees, non-interest expense declined by $3.7 million or 4.5 percent in 2013, close to meeting the Company’s target 5.0 percent reduction in non-interest expense year over year.

The Bank’s efficiency ratio, which has reflected the impact of excess liquidity on net interest income, excluding the impact of the goodwill impairment, was 82.5 percent in the fourth quarter of 2013, compared to 84.2 percent in the third quarter of 2013 and 75.7 percent in the fourth quarter of 2012.

Portfolio Credit Quality

The Company demonstrated continued progress toward diversifying its lending base. During 2013 loans secured by 1-4 family residential mortgages balances grew by $36.5 million, or 9.2 percent, over the linked quarter and by $107.2 million, or 32.9 percent, over the fourth quarter of 2012. Loans secured by 1-4 family residential mortgages totaled $433.0 million at December 31, 2013, compared to $325.8 million at the end of the fourth quarter of 2012.

CRE represented 307 percent of risk-based capital at December 31, 2013, and continues to be within the Company’s previously disclosed commitment to maintain CRE concentration levels below 400 percent.

Overall portfolio trends continue to reflect a gradually improving credit environment across Hudson Valley’s niche commercial franchise in metropolitan New York. Hudson Valley’s total nonperforming assets (NPAs), including nonaccrual loans, nonaccrual loans held for sale, accruing loans delinquent over 90 days and other real estate owned (OREO), were $23.5 million at December 31, 2013, compared to $34.0 million at September 30, 2013 and $35.1 million at December 31, 2012. NPAs totaled 0.78 percent of total assets at December 31, 2013, compared to 1.12 percent at September 30, 2013 and 1.21 percent at December 31, 2012.

Reflecting generally improving credit trends, net charge-offs declined to $0.5 million for the fourth quarter of 2013, compared to $0.8 million and $3.0 million in the linked and year-ago quarters, respectively. As a percentage of average loans, annualized net charge-offs were 0.13 percent in the fourth quarter of 2013, compared to 0.23 percent in the third quarter of 2013 and 0.82 percent in the fourth quarter of 2012.

The Bank’s provision for loan losses in the fourth quarter of 2013 was $0.6 million, compared to $0.8 million in the linked quarter and $1.5 million in the fourth quarter of 2012.

The Bank’s allowance for loan losses was $26.0 million at December 31, 2013, compared to $25.9 million at September 30, 2013 and $26.6 million at December 31, 2012. The allowance measured 1.59 percent, 1.64 percent and 1.81 percent of total loans at each of those dates, respectively.

At December 31, 2013, classified assets represented 20.7 percent of Tier 1 capital plus the allowance, compared to 29.1 at September 30, 2013 and 35.6 percent at December 31, 2012.

The goodwill impairment charge was primarily driven by the recent loss of clients and a reduction in the projected earnings capacity of the Company’s asset management subsidiary. The goodwill impairment represents a noncash accounting adjustment which will not affect cash flows, liquidity or tangible capital. Since goodwill is excluded from regulatory capital, the impairment charge will not have an adverse impact on the capital ratios of the Company and its Banking subsidiary Hudson Valley Bank, both of which will continue to have regulatory capital in excess of levels to be considered well capitalized. The Company’s asset management subsidiary’s earnings for the year 2013, before the impairment charge was $0.9 million, or $0.05 per diluted share. The Company does not consider these earnings to be material to the Company’s financial results.

The other than temporary impairment charge on the Company’s trust preferred securities portfolio resulted from management’s decision to sell the trust preferred securities portfolio in late December given the uncertainty of the pending final regulations of the Volker rule. The Company sold its entire portfolio of trust preferred securities, in January 2014, for approximately $8.7 million, prior to the federal Banking agencies’ interim final rule. The securities had been carried at an estimated fair value of $3.3 million.

Quarterly Cash Dividend and Capital Management

Hudson Valley’s board of directors declared a quarterly cash dividend of $0.06 per share, payable on February 14, 2014 to all common stock shareholders of record as of the close of business on February 7, 2014.

At December 31, 2013, Hudson Valley Holding Corp. posted a total risk-based capital ratio of 17.5 percent, a Tier 1 risk-based capital ratio of 16.2 percent, and a Tier 1 leverage ratio of 9.5 percent. Its Hudson Valley Bank subsidiary at December 31, 2013 posted a total risk-based capital ratio of 17.1 percent, a Tier 1 risk-based capital ratio of 15.8 percent, and a Tier 1 leverage ratio of 9.3 percent.

Subsequent Event

In early January 2014, the Company prepaid all of its outstanding Federal Home Loan Bank borrowings. The borrowings totaled $16.4 million and the related prepayment penalty totaled $1.9 million. The effect of the prepayment will be reflected in the Company’s first quarter 2014 financial results.

Non-GAAP Financial Disclosures and Reconciliation to GAAP

In addition to evaluating Hudson Valley Holding Corp’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the tangible equity ratio and tangible book value per share. Management believes these non-GAAP financial measures provide information useful to investors in understanding Hudson Valley Holding Corp’s underlying operating performance and trends, and facilitates comparisons with the performance of other Banks. Further, the tangible equity ratio and tangible book value per share are used by management to analyze the relative strength of Hudson Valley Holding Corp’s capital position.

In addition, Hudson Valley Holding Corp. in this press release discloses net income exclusive of the charge related to goodwill impairment and other-than-temporary impairment charge. The Company believes that this presentation of net income is important to investors because it provides a more appropriate comparison to the prior quarter and prior year results.

In light of diversity in presentation among financial institutions, the methodologies used by Hudson Valley Holding Corp. for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

Conference Call

As previously announced, Hudson Valley will hold its quarterly conference call to review the Company’s financial results on Tuesday, January 28, 2014 at 10:00 AM ET:

Domestic (toll free): 1-888-317-6016; International (toll): + 1-412-317-6016.

All participants should dial in at least ten minutes prior to the call and request the “HVB Fourth Quarter 2013 Earnings Call.”

A replay of the call will be available one hour from the close of the conference through February 10, 2014 at 9:00 AM ET:

Domestic Toll Free: 1-877-344-7529 — Conference ## 10039312; International Toll: +1-412-317-0088 - Conference # 10039312.

Participants will be required to state their name and Company upon entering call.

The Company webcast will be available live at 10:00 AM ET, and archived after the call through its website at www.hudsonvalleyBank.com.

About Hudson Valley Holding Corp. Through its Hudson Valley Bank subsidiary, Hudson Valley Holding Corp. (NYSE: HVB) serves small- and mid-sized businesses, professional services firms, not-for-profit organizations and select individuals in metropolitan New York. Headquartered in Yonkers, N.Y., the Company provides a full range of Banking, trust and investment management services to niche commercial customers and their principals throughout Westchester and Rockland counties, the Bronx, Brooklyn and Manhattan. Hudson Valley is the largest Bank headquartered in Westchester County, with $3.0 billion in assets, $2.6 billion in deposits and 28 branches. Its common stock is traded on the New York Stock Exchange and is a Russell 3000® Index component. More information is available at www.hudsonvalleyBank.com.

**************************************************************************************

Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to earnings, credit quality and other financial and business matters for periods subsequent to December 31.2012. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continue”, “believe” or similar statements or variations of such terms. Hudson Valley cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2012 include, but are not limited to:

•	the OCC and other Bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions;

•	our inability to deploy our excess cash, reduce our expenses and improve our operating leverage and efficiency;

•	our inability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment, Federal Reserve Board guidance, our Bank’s capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank;

•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;

•	further increases in our non-performing loans and allowance for loan losses;

•	ineffectiveness in managing our commercial real estate portfolio;

•	lower than expected future performance of our investment portfolio;

•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;

•	continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;

•	possible impairment of our goodwill and other intangible assets;

•	our inability to manage interest rate risk;

•	the revenue from our asset management subsidiary may not remain at current levels;

•	increased expense and burdens resulting from the regulatory environment in which we operate and our inability to comply with existing and future regulatory requirements;

•	our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels in its capital plan provided to the OCC, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;

•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;

•	potential liabilities under federal and state environmental laws;

•	regulatory limitations on dividends payable by Hudson Valley or Hudson Valley Bank.

We assume no obligation for updating any such forward-looking statements at any given time.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three months ended December 31, 2013 and 2012
Dollars in thousands, except per share amounts

	Three Months Ended
	December 31
	2013	2012
Interest Income:
Loans, including fees	$18,319	$20,058
Securities:
Taxable	2,499	2,543
Exempt from Federal income taxes	671	814
Federal funds sold	8	11
Deposits in Banks	449	519
Total interest income	21,946	23,945

Interest Expense:
Deposits	1,149	1,340
Securities sold under repurchase agreements and other short-term borrowings	5	13
Other borrowings	182	182
Total interest expense	1,336	1,535

Net Interest Income	20,610	22,410
Provision for loan losses	648	1,531
Net interest income after provision for loan losses	19,962	20,879

Non Interest Income:
Service charges	1,246	1,429
Investment advisory fees	1,924	2,245
Other-than-temporary impairment loss:
Total impairment loss	(1,240)	—
Loss recognized in comprehensive income	—	—
Net impairment loss recognized in earnings	(1,240)	—
Losses on sales and revaluations of loans and other real estate owned, net	—	—
Other income	627	672
Total non interest income	2,557	4,346

Non Interest Expense:
Salaries and employee benefits	11,494	11,269
Occupancy	2,287	2,130
Professional services	1,631	1,941
Equipment	1,050	1,222
Business development	575	518
FDIC assessment	979	989
Goodwill impairment	18,700	—
Other operating expenses	2,410	2,524
Total non interest expense	39,126	20,593

(Loss) Income Before Income Taxes	(16,607)	4,632
Income Taxes	(8,104)	1,559
Net (Loss) Income	($8,503)	$3,073

Basic (Loss) Earnings Per Common Share	($0.43)	$0.16
Diluted (Loss) Earnings Per Common Share	($0.43)	$0.16

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the years ended December 31, 2013 and 2012
Dollars in thousands, except per share amounts

	Year Ended
	December 31
	2013	2012
Interest Income:
Loans, including fees	$75,209	$93,255
Securities:
Taxable	9,436	11,898
Exempt from Federal income taxes	2,915	3,606
Federal funds sold	38	39
Deposits in Banks	1,985	1,254
Total interest income	89,583	110,052

Interest Expense:
Deposits	4,895	5,897
Securities sold under repurchase agreements and other short-term borrowings	27	98
Other borrowings	724	728
Total interest expense	5,646	6,723

Net Interest Income	83,937	103,329
Provision for loan losses	2,476	8,507
Net interest income after provision for loan losses	81,461	94,822

Non Interest Income:
Service charges	5,813	6,279
Investment advisory fees	7,731	9,458
Other-than-temporary impairment loss:
Total impairment loss	(1,240)	(528)
Loss recognized in comprehensive income	—	—
Net impairment loss recognized in earnings	(1,240)	(528)
Realized gains on securities available for sale, net	—	—
Gains on sales and revaluation of loans held for sale and other real estate owned, net	17	15,920
Other income	2,823	2,713
Total non interest income	15,144	33,842

Non Interest Expense:
Salaries and employee benefits	45,109	44,813
Occupancy	8,590	8,693
Professional services	6,846	7,587
Equipment	4,139	4,522
Business development	2,165	2,417
FDIC assessment	3,879	3,154
Goodwill impairment	18,700	—
Other operating expenses	10,673	11,352
Total non interest expense	100,101	82,538

(Loss) Income Before Income Taxes	(3,496)	46,126
Income Taxes	(4,626)	16,945
Net Income	$1,130	$29,181

Basic Earnings Per Common Share	$0.06	$1.49
Diluted Earnings Per Common Share	$0.06	$1.49

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
December 31, 2013 and 2012
Dollars in thousands, except per share and share amounts

	Dec 31	Dec 31
	2013	2012
ASSETS
Cash and non interest earning due from Banks	$37,711	$57,836
Interest earning deposits in Banks	661,643	769,687

Total cash and cash equivalents	699,354	827,523
Federal funds sold	27,134	19,251
Securities available for sale, at estimated fair value (amortized cost of $550,785 in
2013 and $444,243 in 2012)	542,198	445,070
Securities held to maturity, at amortized cost (estimated fair value of $6,555 in
2013 and $10,825 in 2012)	6,238	10,225
Federal Home Loan Bank of New York (FHLB) stock	3,478	4,826
Loans (net of allowance for loan losses of $25,990 in 2013 and $26,612 in 2012)	1,606,179	1,440,760
Loans held for sale	—	2,317
Accrued interest and other receivables	14,663	24,826
Premises and equipment, net	15,103	23,996
Other real estate owned	—	250
Deferred income tax, net	31,433	19,263
Bank owned life insurance	41,224	39,257
Goodwill	5,142	23,842
Other intangible assets	713	903
Other assets	6,340	8,937
TOTAL ASSETS	$2,999,199	$2,891,246

LIABILITIES
Deposits:
Non interest bearing	$1,069,631	$1,035,847
Interest bearing	1,564,113	1,484,114
Total deposits	2,633,744	2,519,961
Securities sold under repurchase agreements and other short-term borrowings	34,379	34,624
Other borrowings	16,388	16,428
Accrued interest and other liabilities	30,379	29,262
TOTAL LIABILITIES	2,714,890	2,600,275

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 par value; authorized 15,000,000 shares; no shares
outstanding in 2013 and 2012, respectively	—	—
Common stock, $0.20 par value; authorized 25,000,000 shares: outstanding
19,935,559 and 19,761,426 shares in 2013 and 2012, respectively	4,247	4,212
Additional paid-in capital	351,108	348,643
Retained earnings (deficit)	(7,111)	(3,471)
Accumulated other comprehensive loss	(6,371)	(849)
Treasury stock, at cost; 1,299,414 shares in 2013 and 2012	(57,564)	(57,564)
TOTAL STOCKHOLDERS’ EQUITY	284,309	290,971

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,999,199	$2,891,246

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Average Balances and Interest Rates
For the three months ended December 31, 2013 and 2012

The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates.
	Three Months Ended December 31,
		2013			2012
	-			-		-
(Unaudited)	Average		Yield/	Average		Yield/
	Balance	Interest (3)	Rate	Balance	Interest (3)	Rate

ASSETS
Interest earning assets:
Deposits in Banks	$653,258	$449	0.27%	$787,497	$519	0.26%
Federal funds sold	20,905	8	0.15%	22,636	11	0.19%
Securities: (1)
Taxable	468,687	2,499	2.13%	370,755	2,543	2.74%
Exempt from federal income taxes	89,447	1,033	4.62%	85,391	1,253	5.87%
Loans, net (2)	1,572,554	18,319	4.66%	1,467,153	20,058	5.47%
Total interest earning assets	2,804,851	22,308	3.18%	2,733,432	24,384	3.57%

Non interest earning assets:
Cash & due from Banks	56,861			21,496
Other assets	123,598			125,580
Total non interest earning assets	180,459			147,076

Total assets	$2,985,310			$2,880,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market	$898,246	$880	0.39%	$862,123	$861	0.40%
Savings	125,393	63	0.20%	128,810	93	0.29%
Time	117,324	130	0.44%	133,176	179	0.54%
Checking with interest	451,279	76	0.07%	369,710	207	0.22%
Securities sold under repo & other s/t borrowings	23,213	5	0.09%	36,171	13	0.14%
Other borrowings	16,392	182	4.44%	16,432	182	4.43%
Total interest bearing liabilities	1,631,847	1,336	0.33%	1,546,422	1,535	0.40%

Non interest bearing liabilities:
Demand deposits	1,030,419			1,020,999
Other liabilities	30,414			20,991
Total non interest bearing liabilities	1,060,833			1,041,990

Stockholders’ equity (1)	292,630			292,096
Total liabilities and stockholders’ equity	$2,985,310			$2,880,508

Net interest earnings		$20,972			$22,849
Net yield on interest earning assets			2.99%			3.34%
—
(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. Effects of these adjustments are presented in the table below.

(2) Includes loans classified as non-accrual and loans held-for-sale.
(3) The data contained in the table has been adjusted to a tax equivalent basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Average Balances and Interest Rates
For the years ended December 31, 2013 and 2012

The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates.
	Year Ended December 31,
		2013			2012
	-		-	-		-
(Unaudited)	Average		Yield/	Average		Yield/
	Balance	Interest (3)	Rate	Balance	Interest (3)	Rate

ASSETS
Interest earning assets:
Deposits in Banks	$759,011	$1,985	0.26%	$535,868	$1,254	0.23%
Federal funds sold	22,256	38	0.17%	19,695	39	0.20%
Securities: (1)
Taxable	434,926	9,436	2.17%	376,450	11,898	3.16%
Exempt from federal income taxes	84,825	4,485	5.29%	92,323	5,548	6.01%
Loans, net (2)	1,464,100	75,209	5.14%	1,636,097	93,255	5.70%
Total interest earning assets	2,765,118	91,153	3.30%	2,660,433	111,994	4.21%

Non interest earning assets:
Cash & due from Banks	57,258			41,898
Other assets	131,197			145,184
Total non interest earning assets	188,455			187,082

Total assets	$2,953,573			$2,847,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market	$885,502	$3,244	0.37%	$894,068	$3,858	0.43%
Savings	126,605	330	0.26%	124,244	500	0.40%
Time	122,761	596	0.49%	138,863	838	0.60%
Checking with interest	437,673	725	0.17%	353,206	701	0.20%
Securities sold under repo & other s/t borrowings	26,738	27	0.10%	45,619	98	0.21%
Other borrowings	16,407	724	4.41%	16,446	728	4.43%
Total interest bearing liabilities	1,615,686	5,646	0.35%	1,572,446	6,723	0.43%

Non interest bearing liabilities:
Demand deposits	1,013,154			959,566
Other liabilities	30,823			26,553
Total non interest bearing liabilities	1,043,977			986,119

Stockholders’ equity (1)	293,910			288,950
Total liabilities and stockholders’ equity	$2,953,573			$2,847,515

Net interest earnings		$85,507			$105,271
Net yield on interest earning assets			3.09%			3.96%
—
(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. Effects of these adjustments are presented in the table below.

(2) Includes loans classified as non-accrual and loans held-for-sale.
(3) The data contained in the table has been adjusted to a tax equivalent basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Financial Highlights
Fourth Quarter 2013
(Dollars in thousands, except per share amounts)

	3 mos end	3 mos end	Year end	Year end
	Dec 31	Dec 31	Dec 31	Dec 31
	2013	2012	2013	2012

Earnings:
Net Interest Income	$20,610	$22,410	$83,937	$103,329
Non Interest Income	$2,557	$4,346	$15,144	$33,842
Non Interest Expense	$39,126	$20,593	$100,101	$82,538
Net (Loss) Income	($8,503)	$3,073	$1,130	$29,181
Net Interest Margin	2.95%	3.28%	3.04%	3.88%
Net Interest Margin (FTE) (1)	2.99%	3.34%	3.09%	3.96%

Diluted Earnings Per Share	($0.43)	$0.16	$0.06	$1.49
Dividends Per Share	$0.06	$0.18	$0.24	$0.72
Return on Average Equity	-11.9%	4.2%	0.4%	10.0%
Return on Average Assets	-1.1%	0.4%	0.0%	1.0%

Average Balances:
Average Assets	$2,973,970	$2,883,086	$2,946,892	$2,849,669
Average Net Loans	$1,572,554	$1,467,153	$1,464,100	$1,636,097
Average Investments	$558,134	$456,146	$519,751	$468,773
Average Interest Earning Assets	$2,793,511	$2,736,010	$2,758,437	$2,662,587
Average Deposits	$2,622,661	$2,514,818	$2,585,695	$2,469,947
Average Borrowings	$39,605	$52,603	$43,145	$62,065
Average Interest Bearing Liabilities	$1,631,847	$1,546,422	$1,615,686	$1,572,446
Average Stockholders’ Equity	$285,800	$293,886	$289,925	$290,486

Asset Quality — During Period:
Provision for Loan Losses	$648	$1,531	$2,476	$8,507
Net Charge-offs	$520	$3,026	$3,098	$12,580
Annualized Net Charge-offs/Avg Net Loans	0.13%	0.82%	0.21%	0.77%

(1) See Non-GAAP financial measures and reconciliation to GAAP below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Selected Balance Sheet Data
Fourth Quarter 2013
(Dollars in thousands except per share amounts)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2013	2013	2013	2013	2012

Period End Balances:
Total Assets	$2,999,199	$3,021,520	$2,981,975	$2,828,809	$2,891,246
Total Investments	$548,436	$536,339	$530,704	$483,792	$455,295
Net Loans	$1,606,179	$1,552,125	$1,454,191	$1,386,694	$1,440,760
Goodwill and Other Intangible Assets	$5,855	$24,602	$24,650	$24,697	$24,745
Total Deposits	$2,633,744	$2,664,940	$2,625,115	$2,464,197	$2,519,961
Total Stockholders’ Equity	$284,309	$290,702	$289,466	$292,895	$290,971
Tangible Common Equity (1)	$278,454	$266,100	$264,816	$268,198	$266,226
Common Shares Outstanding	19,935,559	19,903,337	19,898,145	19,880,657	19,761,426
Book Value Per Share	$14.26	$14.61	$14.55	$14.73	$14.72
Tangible Book Value Per Share (1)	$13.97	$13.37	$13.31	$13.49	$13.47
Tangible Common Equity Ratio — HVHC (1)	9.3%	8.9%	9.0%	9.6%	9.3%

Tier 1 Leverage Ratio — HVHC	9.5%	9.2%	9.3%	9.5%	9.3%
Tier 1 Risk Based Capital Ratio — HVHC	16.2%	15.9%	16.5%	17.1%	16.5%
Total Risk Based Capital Ratio — HVHC	17.5%	17.2%	17.7%	18.3%	17.7%
Tier 1 Leverage Ratio — HVB	9.3%	9.0%	9.1%	9.3%	9.2%
Tier 1 Risk Based Capital Ratio — HVB	15.8%	15.7%	16.2%	16.8%	16.2%
Total Risk Based Capital Ratio — HVB	17.1%	16.9%	17.4%	18.0%	17.4%

Gross Loans (excluding Loans Held-For-Sale):
Commercial Real Estate	$593,476	$598,996	$594,301	$576,409	$550,786
Construction	88,311	82,310	72,337	70,212	74,727
Residential Multi-Family	226,898	214,853	196,438	195,016	196,199
Residential Other	432,999	396,477	328,922	294,798	325,774
Commercial and Industrial	258,578	254,723	261,469	249,794	288,809
Individuals	17,388	17,352	16,752	17,696	21,725
Lease Financing	13,140	12,068	10,154	11,043	11,763
Total Loans	$1,630,790	$1,576,779	$1,480,373	$1,414,968	$1,469,783

Asset Quality — Period End:
Allowance for Loan Losses	$25,990	$25,863	$25,926	$26,088	$26,612
Loans 31-89 Days Past Due Accruing	$4,625	$3,704	$8,824	$19,323	$12,630
Loans 90 Days or More Past Due Accruing (90 PD)	$0	$0	$0	$0	$0
Nonaccrual Loans (NAL)	$23,489	$33,964	$30,267	$32,140	$34,808
Other Real Estate Owned (OREO)	$0	$0	$0	$0	$250
Nonperforming Loans Held For Sale (HFS)	$0	$0	$0	$0	$0
Nonperforming Assets (90 PD+NAL+OREO+HFS)	$23,489	$33,964	$30,267	$32,140	$35,058
Allowance / Total Loans	1.59%	1.64%	1.75%	1.84%	1.81%
NAL / Total Loans	1.44%	2.15%	2.04%	2.27%	2.37%
NAL + 90 PD / Total Loans	1.44%	2.15%	2.04%	2.27%	2.37%
NAL + 90 PD + OREO / Total Assets	0.78%	1.12%	1.01%	1.14%	1.21%
Nonperforming Assets / Total Assets	0.78%	1.12%	1.01%	1.14%	1.21%

(1) See Non-GAAP financial disclosures and reconciliation to GAAP below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Selected Income Statement Data
Fourth Quarter 2013
(Dollars in thousands except per share amounts)

	3 mos end	3 mos end	3 mos end	3 mos end	3 mos end
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2013	2013	2013	2013	2012

Interest Income	$21,946	$22,409	$22,547	$22,681	$23,945
Interest Expense	1,336	1,396	1,479	1,435	1,535
Net Interest Income	20,610	21,013	21,068	21,246	22,410
Provision for Loan Losses	648	767	289	772	1,531
Non Interest Income	2,557	4,189	3,881	4,517	4,346
Non Interest Expense	39,126	21,546	19,818	19,611	20,593
(Loss) Income Before Income Taxes	(16,607)	2,889	4,842	5,380	4,632
Income Taxes	(8,104)	394	1,355	1,729	1,559
Net (Loss) Income	($8,503)	$2,495	$3,487	$3,651	$3,073

Diluted (Loss) Earnings Per Share	($0.43)	$0.13	$0.18	$0.18	$0.16

Net Interest Margin	2.95%	2.99%	3.06%	3.18%	3.28%

Average Cost of Deposits (1)	0.18%	0.18%	0.20%	0.20%	0.21%

(1) Includes noninterest bearing deposits

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP
(Dollars in thousands except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2013	2012	2013	2012
Total interest earning assets:
As reported	$2,793,511	$2,736,010	$2,758,437	$2,662,587
Unrealized (loss) gain on securities
available-for-sale (a)	(11,340)	2,578	(6,681)	2,154

Adjusted total interest earning assets (1)	$2,804,851	$2,733,432	$2,765,118	$2,660,433

Net interest earnings:
As reported	$20,611	$22,411	$83,937	$103,329
Adjustment to tax equivalency basis (b)	361	438	1,570	1,942

Adjusted net interest earnings (1)	$20,972	$22,849	$85,507	$105,271

Net yield on interest earning assets:
As reported	2.95%	3.28%	3.04%	3.88%
Effects of (a) and (b) above	0.04%	0.06%	0.05%	0.08%

Adjusted net yield on interest earning assets (1)	2.99%	3.34%	3.09%	3.96%

Average stockholders’ equity:
As reported	$285,800	$293,886	$289,925	$290,486
Effects of (a) and (b) above	(6,830)	1,790	(3,985)	1,536

Adjusted average stockholders’ equity (1)	$292,630	$292,096	$293,910	$288,950

Interest income:
As reported	$21,947	$23,946	$89,583	$110,052
Adjustment to tax equivalency basis (b)	361	438	1,570	1,942

Adjusted interest income (1)	$22,308	$24,384	$91,153	$111,994

Gross yield on interest earning assets:
As reported	3.14%	3.50%	3.25%	4.13%
Effects of (a) and (b) above	0.04%	0.07%	0.05%	0.08%

Adjusted gross yield on interest earning assets (1)	3.18%	3.57%	3.30%	4.21%

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP - (Continued)
(Dollars in thousands except per share amounts)

	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2013	2013	2013	2013	2012
-

Tangible Equity Ratio:
Total Stockholders’ Equity:
As reported	$284,309	$290,702	$289,466	$292,895	$290,971
Less: Goodwill and other intangible assets	5,855	24,602	24,650	24,697	24,745
Tangible stockholders’ equity	$278,454	$266,100	$264,816	$268,198	$266,226

Total Assets:
As reported	$2,999,199	$3,021,520	$2,981,975	$2,828,809	$2,891,246
Less: Goodwill and other intangible assets	5,855	24,602	24,650	24,697	24,745
Tangible Assets	$2,993,344	$2,996,918	$2,957,325	$2,804,112	$2,866,501

Tangible equity ratio (2)	9.3%	8.9%	9.0%	9.6%	9.3%

Tangible Book Value Per Share:
Tangible stockholders’ equity	$278,454	$266,100	$264,816	$268,198	$266,226
Common shares outstanding	19,935,559	19,903,337	19,898,145	19,880,657	19,761,426
Tangible book value per share (2)	$13.97	$13.37	$13.31	$13.49	$13.47

(1) Adjusted total interest earning assets, net interest earnings, net yield on interest earning assets and average stockholders equity exclude the effects of unrealized net gains and losses on securities available for sale. These are non-GAAP financial measures. Management believes that this alternate presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. As noted in the Company’s 2013 Proxy Statement, net income as a percentage of adjusted average stockholders’ equity is one of several factors utilized by management to determine total compensation.

(2) Tangible equity ratio and tangible book value for share are non-GAAP financial measurements. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s underlying operating performance and trends, and facilitates comparisons with the performance of other Banks and are used by management to analyze the relative strength of the Company’s capital position.